FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this "Amendment"), dated as of May 11, 1998, is entered into by and among Delta Mills, Inc. (the "Borrower"), the guarantors identified as such on the signature pages attached hereto (the "Guarantors;" collectively, the Borrower and the Guarantors are referred to as the "Credit Parties"), the lenders identified as such on the signature pages hereto (the "Lenders"), NationsBank, N.A., as Administrative Agent (the "Administrative Agent") for the Lenders, and BNY Financial Corporation, as Collateral Agent (the "Collateral Agent") for the Lenders. Terms used but not otherwise defined herein shall have the meanings provided in the Amended Credit Agreement (as defined below).

                            RECITALS

     A.   The Borrower, the Guarantors, the Lenders, the
Administrative Agent and the Collateral Agent entered into that certain Credit Agreement dated as of August 25, 1997 (the
"Existing Credit Agreement").

     B. The Lenders have agreed to execute and deliver this Amendment on the terms and conditions set forth herein.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             PART I
                           DEFINITIONS

     SUBPART 1.1 General Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including the preamble and recitals, have the meanings provided in the Existing Credit
Agreement.

     SUBPART 1.2   Certain Definitions.  Unless the context
     otherwise requires, the following
terms used in this Amendment shall have the indicated definitions:

     "Amended Credit Agreement" means the Existing Credit
     Agreement as amended hereby.

     "Amendment No. 1 Effective Date" has the meaning ascribed to such term in Part 5.1 of this Amendment.

     "Mickel Plant" means the Mickel manufacturing facility located in Spartanburg, South Carolina.

     "Mickel Plant Disposition" means the Asset Disposition involving the Mickel Plant pursuant to the Sale Agreement.

     "Sale Agreement" means, that certain agreement among the Borrower and Ameritex Yarn, LLC providing for the sale of the Mickel Plant by the Borrower to Ameritex Yarn, LLC for an aggregate purchase price of $6,000,000.

                             PART II
             AMENDMENTS TO EXISTING CREDIT AGREEMENT

          Section 7.11(d) of the Existing Credit Agreement is hereby amended and restated to read as follows:

     7.11 Financial Covenants.

                              *******

     (d)   Consolidated  Tangible Net Worth.  At  all  times  the
     Consolidated Tangible Net Worth shall be greater than or equal to:

                (i)  for the period from the Closing Date to  and
          including  the  next to last day of  the  third  fiscal
          quarter   of  fiscal  year  1998  of  the  Consolidated
          Parties, $50,000,000;

               (ii) for the period from the last day of the third
          fiscal quarter of fiscal year 1998 to and including the
          next   to  last  day  of  fiscal  year  1998   of   the
          Consolidated Parties, $27,000,000;

                (iii)  for the period from the last day of fiscal
          year  1998  to and including the next to  last  day  of
          fiscal   year   1999   of  the  Consolidated   Parties,
          $60,000,000;

                (iv)  for the period from the last day of  fiscal
          year  1999  to and including the next to  last  day  of
          fiscal   year   2000   of  the  Consolidated   Parties,
          $75,000,000;

                (v)  for  the period from the last day of  fiscal
          year  2000  to and including the next to  last  day  of
          fiscal   year   2001   of  the  Consolidated   Parties,
          $90,000,000;

                (vi)  for the period from the last day of  fiscal
          year  2001  to and including the next to  last  day  of
          fiscal   year   2002   of  the  Consolidated   Parties,
          $105,000,000; and

                (vii) for the period from the last day of fiscal year 2002 and thereafter, $120,000,000.

                            PART III
                             WAIVERS

          SUBPART 3.1. Waiver of Defaults. The Required Lenders hereby (i) waive the requirements of Sections 7.11(a), 7.11(b) and 7.11(c) of the Credit Agreement for March 28, 1998 and waive the requirement of Section 7.11(d) of the Credit Agreement for the period from March 28, 1998 through the Amendment No. 1 Effective Date and (ii) agree that the Borrower's failure to observe the covenants of Sections 7.11(a), 7.11(b) and 7.11(c) for March 28, 1998 and the
     covenant of Section 7.11(d) for the period from March 28, 1998 through the Amendment No. 1 Effective Date shall not constitute an Event of Default under Section 9.1 of the Credit Agreement.

          SUBPART 3.2.  Waiver of Certain Requirements of Section
     8.5. With respect to the Mickel Plant Disposition, the Required Lenders hereby waive (i) the requirement set forth in clause (d) of Section 8.5 of the Existing Credit Agreement and (ii) the requirement that the Borrower deliver a certificate with respect to the Mickel Plant Disposition at least 30 days prior to such Asset Disposition as provided in clause (f) of Section 8.5 of the Existing Credit Agreement. This waiver shall not be construed as a waiver of such conditions with respect to any other Asset Disposition.


                             PART IV
        REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES

 .    Each Credit Party hereby represents and warrants to the
     Administrative Agent and to each Lender that:

                     (i) each of the representations and
          warranties of the Borrower contained in the Amended
          Credit Agreement or in any other Credit Document is true as of the date hereof (after giving effect to this Amendment);

               (ii) after giving effect to this Amendment, no Default or Event of Default exists and is continuing under the Amended Credit Agreement;

               (iii) since the date of the last financial statements of the Borrower delivered to Lenders, no material adverse change has occurred in the business, financial condition, operations or prospects of the Consolidated Parties other than as previously disclosed to the Lenders; and

               (iv) no consent, approval, authorization or order of , or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

                             PART V
                   CONDITIONS TO EFFECTIVENESS

     SUBPART 5.1. Effective Time of Amendment. This Amendment shall be and become effective as of the first Business Day upon which each of the conditions set forth in this Subpart 5.1 shall have been completed to the satisfaction of the Administrative Agent and the Lenders (the "Amendment No. 1 Effective Date").

     SUBPART 5.1. Execution of Amendment. The Administrative Agent shall have received counterparts (or other evidence of execution, including telephonic message, satisfactory to the Administrative Agent) of the due execution of this Amendment on behalf of the Credit Parties and each of the Lenders.

     SUBPART 5.2. Amendment Fees. The Administrative Agent shall have received from the Borrower, on the Amendment No. 1 Effective Date, for the account of each Lender, in immediately available funds, an amendment fee of 0.05% of each Lender's Commitment.

          SUBPART 5.3. Other Documents. The Administrative Agent shall have received such other documents relating to the transactions contemplated hereby as the Administrative Agent or counsel to the Administrative Agent may reasonably request of the Borrower in writing on or before the Amendment No. 1 Effective Date.

          SUBPART 5.4. Expenses of Administrative Agent. The Borrower shall have reimbursed the Administrative Agent for all reasonable out-of-pocket expenses of the Administrative Agent , including without limitation, all reasonable fees and expenses of its attorneys, incurred in connection with the negotiation, preparation or execution of this Amendment as well as expenses incurred by the Administrative Agent (or the Collateral Agent) to release any Collateral in connection with the Mickel Plant Disposition.

          SUBPART 5.5. Receipt of Sale Agreement. The Administrative Agent shall have received an executed copy of the Sale Agreement in form and substance reasonably satisfactory to the Administrative Agent.

                             PART VI
                          MISCELLANEOUS

     SUBPART 6.1  Further Assurances.   As soon as practicable
after receipt of a written request from the Administrative Agent, and in any event not later than 30 days from the date such request is received by the Borrower, the Credit Parties shall cause to be delivered to the Administrative Agent, in form and content reasonably satisfactory to the Administrative Agent, all documents or other instruments incident to the transactions contemplated by this Agreement in the reasonable judgment of the Administrative Agent.

     SUBPART 6.2.  Receipt of Certificate.  The Administrative
Agent shall have received at least 15 days prior to the date of the Mickel Plant Disposition a certificate as described in clause
(f) of Section 8.5 of the Amended Credit Agreement.

     SUBPART 6.3. References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment. As of the Amendment No. 1 Effective Date, all references in the Credit Documents to the "Credit Agreement" shall be deemed to refer to such document as amended by this Amendment.

     SUBPART 6.4. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which constitute together one and the same agreement.

     SUBPART 6.5. Governing Law. This Amendment shall be deemed to be a contract made under and governed by the internal laws and judicial decisions of the State of North Carolina without giving effect to the conflict of law principles thereof.

     SUBPART 6.6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SUBPART 6.7.  Entire Agreement.  The Amended Credit
Agreement, this Amendment, and the other Credit Documents, as amended hereby, constitute the entire contract among the parties relative to the subject matter hereof.

     SUBPART 6.8. No Other Changes. Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Credit Documents shall remain unchanged.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:                DELTA MILLS, INC.,
                         a Delaware corporation

                         By:    /s/ Bettis C. Rainsford
                         Name:  Bettis C. Rainsford
                         Title: Executive Vice President, Treasurer
                                and Chief Financial Officer


GUARANTOR:               DELTA MILLS MARKETING, INC.,
                         a Delaware corporation

                         By:    /s/ Bettis C. Rainsford
                         Name:  Bettis C. Rainsford
                         Title: Executive Vice President, Treasurer
                                and Chief Financial Officer


                     [Signatures Continued]
LENDERS:                  NATIONSBANK, N.A.,  individually  as  a
                          Lender and in its capacity as Administrative Agent

                         By:    /s/ E. Phifer Helms
                         Name:  E. Phifer Helms
                         Title: Senior Vice President


                          BNY FINANCIAL CORPORATION, individually
                          as a Lender and in its capacity as Collateral
                          Agent


                         By: /s/ Frank Desparato
                         Name:  Frank Desparato
                         Title:  Vice President


                         GENERAL ELECTRIC
                         CAPITAL CORPORATION

                         By:    /s/Elaine L. Moore
                         Name:  Elaine L. Moore
                         Title: Senior Vice President


                         COOPERATIEVE CENTRALE
                         RAIFFEISEN-BOERENLEENBANK B.A.,
                         "RABOBANK NEDERLAND",
                         NEW YORK BRANCH

                         By:     /s/Theodore W. Cox
                         Name:   Theodore W. Cox
                         Title:  Vice President

                         By:     /s/W. Jeffrey Vollack
                         Name:   W. Jeffrey Vollack
                         Title:  Senior Credit Officer
                                 Senior Vice President